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                                                                      EXHIBIT 21

            LIST OF SUBSIDIARIES OF GRANITE CONSTRUCTION INCORPORATED

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
                                    State of              Name Under Which
Subsidiary                          Incorporation         Subsidiary Does Business
----------                          -------------         ------------------------
Granite Construction Company        California            Granite Construction Company

GILC Incorporated                   California            GILC Incorporated

Granite Halmar Construction         New York              Granite Halmar Construction
Company, Inc.                                             Company, Inc.
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